Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12543) of BFC Financial Corporation of our report dated March 30, 2004, except as to Note 1 and Note 24, which are as of February 9, 2005, relating to the financial statements, which appears in the Company’s Current Report on Form 8-K dated February 11, 2005.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 11, 2005